EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-90609, 333-108330 and 333-108331 on Form S-8 of Jacksonville Bancorp, Inc.,
of our report dated February 8, 2006, appearing in this Annual Report on Form 10-K of Jacksonville Bancorp, Inc. for the year ended December 31, 2005.


CROWE CHIZEK AND COMPANY LLC
Fort Lauderdale, Florida
March 23, 2006


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